UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2007

Euronet Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31648 (Commission File Number)	74-2806888 (I.R.S. Employer Identification No.)

4601 College Boulevard, Suite 300

Leawood, Kansas 66211

(Address of principal executive office)(Zip Code)

(913) 327-4200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

DB02/800667 0013/7469417.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)         (1)          On March 6, 2007, Euronet Worldwide, Inc. (the “Company”) entered into a Transition Services Agreement and General Release (the “Agreement”) with Daniel R. Henry. Mr. Henry had served as the Company’s President and Chief Operating Officer until his voluntary resignation from such positions. Mr. Henry gave notice of his resignation from such positions on December 11, 2006 and was replaced in those positions with effect as of December 31, 2006, but remained an employee of the Company during the resignation notice period under his current employment agreement until the effective date of the Agreement.

(2)         Under the Agreement, Mr. Henry will provide transition services (the “Transition Services”) to the Company as an employee on a part-time basis at the Company’s request during the period from February 1, 2007 through June 30, 2007 (the “Transition Period”). As compensation for the Transition Services, Mr. Henry is entitled to receive $10,000 per month during each remaining month of the Transition Period, for a total of $50,000, payable in arrears in accordance with the Company’s standard payroll practices. During the Transition Period, Mr. Henry will also continue to receive health insurance coverage and standard benefits under all other Company benefit plans or programs, and thereafter will be entitled to COBRA coverage, with the costs of such coverage covered by the Company for the period from June 30, 2007 through December 31, 2008. As part of the Agreement, Mr. Henry further (i) agreed that as of the Resignation Date, the December 12, 2005 and August 16, 2006 restricted stock grants of 50,000 and 100,000 shares of the Company’s common stock, respectively, were forfeited (except the shares that vest in March 2007, which consist of 2,272 shares), and (ii) agreed that the vesting of all outstanding options to Mr. Henry will cease on the last day of the Transition Period.

(3)         The Agreement further provides that Mr. Henry will continue to serve as director of the Company, and will be considered an “outside director” effective on the date of the Company’s next annual stockholders’ meeting in May, 2007. As compensation for his services as a director, Mr. Henry will receive a grant of 3,500 restricted shares on the date of the annual stockholders’ meeting, and will begin receiving the cash compensation for such service of $30,000 per annum, in accordance with the compensation policies of the Company’s Board of Directors. Mr. Henry has also agreed to release the Company against any and all claims, other than for breach of the Agreement. He may also file a charge with the U.S. Equal Employment Opportunity Commission.

(4)         The Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Number	Description

10.1	Transition Services Agreement and General Release dated March 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EURONET WORLDWIDE, INC.

By:	/s/ Jeffrey B. Newman
Jeffrey B. Newman, General Counsel

Date: March 6, 2007

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